Amrose Oil Company, Inc. – Petro Lucrum, Inc. Services Agreement

Amrose Oil Company, Inc. wishes to utilize the abilities, resources and experience of Petro Lucrum, Inc. in service to it and Petro Lucrum, Inc. has agreed to be engaged by Amrose Oil Company, Inc., for its services. Therefore, the parties agree to make the following engagement:

I. Engagement
   a. Amrose Oil Company ("AMROSE") hereby enters into agreement with Petro Lucrum, Inc. ("PLI") to consult and act in a business development consultant capacity.
   b. It is intended that PLI provide the following services to AMROSE:
      i. Assist and advise the Company as appropriate during its public registration process and thereafter through the term of this agreement.
      ii. Review and understand project dynamics of each current opportunity;
      iii. Discuss with management the direction of the Company and advise on strategic operations including acquisitions and project developments;
      iv. Introduce business opportunities in oil & gas sector focused on service based businesses.
      v. Research oil & gas sector and network with industry contacts;
      vi. Counsel management on relationships and on executive decisions;
      vii. Work with management to build a cash flow driven Company and increase stockholder value.
   c. PLI shall have the ability to solicit business opportunities on behalf of AMROSE. Any such business opportunity solicited by PLI shall be for the benefit of AMROSE exclusively, and PLI shall not have authority to bind AMROSE to any third party without the express written consent of the AMROSE Board of Directors.

II. Compensation
   a. As consideration for PLI's services and experience, AMROSE shall issue PLI 5,500,000 shares (the "Shares") of AMROSE common stock upon completion of the public registration process.
   b. The stock can either be DWAC/DRS transferred to an account held in title of Petro Lucrum, Inc. or issued in certificate form in the same title and delivered to the address within this agreement.
   c. It is expected that PLI will use all time necessary to provide these services to AMROSE.

III. Confidential Information
   a. "Confidential Information," as used in this Section III, means information that is not generally known and that is proprietary to AMROSE or that

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AMROSE is obligated to treat as proprietary. Any information that PLI reasonably considers Confidential Information, or that AMROSE treats as Confidential Information, will be presumed to be Confidential Information (whether PLI or others originated it and regardless of how PLI obtained it).

b. AMROSE will furnish PLI with such information regarding the business and operations of AMROSE as is reasonably requested, all of which will be, to AMROSE's best knowledge accurate and complete in all material respects at the time furnished. AMROSE represents and warrantees that any projections, which have been or will be prepared, will be prepared in good faith based upon assumptions, which, in light of the circumstances under which they are made, are reasonable.
c. AMROSE will promptly notify PLI if it learns of any material misstatements in, or material omissions from, any information previously delivered to PLI.
d. Additionally, PLI recognizes that all information about the day-to-day operations of AMROSE, potential business deals, and general business models are to be held in strict confidence. No press release, statements to shareholders, or investment prospectuses shall be issued by PLI or anyone representing it without prior written approval from AMROSE's CEO.
e. This Agreement shall apply to all Confidential Information disclosed by the one party to the other during the period that commences on the date of this Agreement and ends five (5) years after the date of the last disclosure of Confidential Information hereunder.
f. No Confidential information shall be released to any third party without the prior written consent of AMROSE management.

IV. Non-Circumvention

a. Each party hereby irrevocably agrees that he or it shall act in good faith and fulfill all of its covenants under this agreement and shall not use any means or device to circumvent, bypass or otherwise avoid, directly or indirectly, the application or consequences of such covenants.
b. AMROSE hereby irrevocably agrees not to circumvent, avoid or bypass the terms of the agreement, directly or indirectly, in order to avoid payments of fees or otherwise benefit financially or otherwise.

V. Effective Date

a. The Effective Date of this agreement shall be the 19th day of August, 2011 and shall remain in effect for a period of 2 years.

VI. Expenses

a. AMROSE shall reimburse PLI for reasonable expenses incurred in the performance of work pursuant to this agreement, so long as PLI details and AMROSE approves said expenses in advance. PLI will track, document, and record pre-approved out-of pocket expenses incurred in the performance of its duties for AMROSE including, but not limited to:

i. Travel, Accommodations, Parking, Fax, and Meal Expenses

b. Said pre-approved PLI expenses will be reimbursed by AMROSE monthly if PLI provides receipts for all expenses.

c. All PLI expenses shall be the sole responsibility of PLI unless otherwise agreed to in writing by AMROSE.

VII. Marketing

a. PLI may cite work done for AMROSE under this agreement for marketing purposes, subject to prior written approval from AMROSE management.

b. References by either party to this agreement to the other in press releases, corporate web pages, or any other marketing or sales materials must be pre-approved by the Board of Directors, which approval shall not be unreasonably withheld.

VIII. Notification

a. Any Notice to be given in connection with this agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such Notice at the address for each party as follows:

To: Amrose Oil Company
Attn: James Anderson, CEO
3525 Sage Road, Suite 1416 Houston, Texas

To: Petro Lucrum, Inc.
815 Brazos Street, Suite 500, Austin, TX 78701

IX. Termination - Subject to the respective continuing obligations of AMROSE and PLI under Section III above:

(a) AMROSE may terminate this Agreement immediately on written notice to PLI for cause, including, without limitation, fraud, misrepresentation, theft, embezzlement of assets of AMROSE, or breach of any provision of this Agreement; and

(b) On termination, PLI shall deliver to AMROSE any supplies, information, equipment, or any other material provided by AMROSE for use in performing the consulting tasks, and all physical property and documents or other media (including copies) that contain Confidential Information.

X. Miscellaneous

a. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, however, is intended to confer or does confer on any

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person or entity, other than the parties hereto and their respective successors and permitted assigns.

b. The invalidity or unenforceability of any provisions of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect pursuant to the terms hereof.
c. The failure of one party to require performance at any time thereafter, nor shall a waiver of any breach or default of this agreement constitute a waiver of any subsequent breach or default or a waiver of the provision itself.
d. This agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understanding regarding the same, whether written or oral.
e. This agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.
f. This agreement shall be governed by the laws of the state of Nevada without regard to such state's rules concerning conflict of laws, and both parties agree that Nevada shall be the forum in which any dispute under this contract is governed.
g. The parties hereto waive any right to trial by jury in any action, proceeding or counter claim (whether based upon contract, tort or otherwise) related to or arising out of this agreement.
h. Claims or disputes arising from this agreement or breach thereof will be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.
i. The arbitrator's award is final, and judgment may be entered in any court having jurisdiction thereof.
j. The losing party agrees to pay all arbitration and court costs, reasonable attorney's fees, and legal interest on any award or judgment in favor of the winning party.

Accepted and agreed to as of August 19, 2011

Amrose Oil Company

By ______________________

Jim Anderson, President

Accepted and agreed to as of August 19, 2011

Petro Lucrum, Inc.

By ______________________

Greg A. Smith, President